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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Registration Statement on Form S-1, of our report dated March 19, 2004, relating to the financial statements and financial statement schedule of THL Bedding Holding Company and our report dated March 19, 2004, relating to the financial statements and financial statement schedules of Simmons Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Atlanta, Georgia
June 4, 2004